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                                                                     Exhibit 24

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below does hereby make, constitute and appoint each of Joseph D. Emanuel, C. Christopher Sprague, and Thomas S. Clark, as his true and lawful attorney-in-fact and agent with all power and authority on his behalf to sign his name, in any and all capabilities, Form S-3 registration statements of Pruco Life Insurance Company pertaining to, but not limited to, (a) the Market Value Adjustment option that accompanies Pruco Life Insurance Company's Strategic Partners Annuity One, Strategic Partners Select, Strategic Partners FlexElite, and Discovery Select annuities, and (b) the Strategic Partners Horizon Annuity.

This grant of authority extends to any and all amendments to such registration statements, and also grants such attorneys-in-fact full power to appoint a substitute or substitutes to act hereunder with the same power and authority as said agent and attorney-in-fact would have if personally acting.

The undersigned does hereby ratify and confirm all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has subscribed hereunder this 12th day of February 2009.


/s/ Stephen Pelletier
--------------------------
Stephen Pelletier
Director
Pruco Life Insurance
Company

Signed and Sealed on this _ day of February, 2009.


Signature
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